Exhibit 99.1

United Acquisition Corp. I Announces the Separate Trading of its Class A Ordinary Shares and
Warrants, Commencing February 18, 2026

BOCA RATON, FL, February 12, 2026 (ACCESS NEWSWIRE) – United Acquisition Corp. I (NYSE American: UACU) (the “Company”) today announced that commencing February 18, 2026, holders of the units sold in its initial public offering (the “Units”) may elect to separately trade the Class A ordinary shares and warrants included in the Units. Each Unit consists of one Class A ordinary share and one-quarter of one redeemable warrant. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. Only whole warrants are exercisable.

The Class A ordinary shares and warrants that are separated will trade on the NYSE American LLC (“NYSE American”) under the symbols “UAC” and “UACW,” respectively. Those Units not separated will continue to trade on the NYSE American under the symbol “UACU”. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A ordinary shares and warrants.

The offering was made only by means of a prospectus, copies of which may be obtained from Lucid Capital Markets, LLC, 570 Lexington Ave, 40th Floor, New York, New York 10022, or by email at: prospectus@lucidcm.com, or Chardan, 1 Pennsylvania Plaza, Suite 4800, New York, New York 10119, or by email at: prospectus@chardan.com, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About United Acquisition Corp. I

United Acquisition Corp. I is a blank check company incorporated as an exempted company under the laws of the Cayman Islands, which will seek to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company may pursue an initial business combination in any business or industry but intends to primarily focus its target sourcing efforts on private companies that it believes would benefit from a public listing and partnership with its management team and that otherwise cannot gain access to public capital in the current market environment. The Company believes that its management team’s background and prior successes could have a significant short- and long-term impact on target businesses and offer a compelling opportunity for targets seeking an alternative path to liquidity and value maximalization.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and related prospectus for the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

United Acquisition Corp. I

www.unitedacqcorp1.com

Inquiries

info@unitedacqcorp.com